Exhibit 1



                            Agreement of Joint Filing
                            -------------------------



      Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement.


Date:  October 22, 2001

                          TYCO INTERNATIONAL LTD.




                          By: /s/ Mark H. Swartz
                              ------------------------------------------
                          Name:   Mark H. Swartz
                          Title:  Executive Vice President and
                                  Chief Financial Officer
                                  (Principal Accounting and Financial Officer)




                          TYCO ACQUISITION CORP. XXIV (NV)




                          By: /s/ Mark H. Swartz
                              ------------------------------------------
                          Name:   Mark H. Swartz
                          Title:  Vice President






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